Exhibit 99.1

FOR IMMEDIATE RELEASE

Contura Signs Agreement to Divest Cumberland Mine, Pennsylvania Assets

Transaction Expected to Accelerate Contura’s Strategic Exit from Thermal Coal Production

BRISTOL, Tenn., November 12, 2020 - Contura Energy, Inc. (NYSE: CTRA), a leading U.S. supplier of metallurgical products for the steel-making industry, today announced a definitive agreement with Iron Senergy Holding, LLC (Iron Senergy) for the divestment of Contura’s Pennsylvania operations, including the Cumberland Mine in Greene County, Pennsylvania. The equity transaction is expected to close before December 31, 2020, and, upon closing, will transfer to Iron Senergy the subsidiaries that hold Contura’s Cumberland and Emerald mines and the associated coal reserves, mining permits and operations, infrastructure, equipment and transloading facilities.

The purchaser, Iron Senergy, has expressed its intention to continue operating the Cumberland Mine past Contura’s previously announced planned exit at the end of 2022, thereby extending employment opportunities for the Cumberland workforce, providing a continued tax base for the local community, and sustaining business opportunities for Cumberland’s vendors and a reliable fuel supply for customers. Iron Senergy’s plan also includes the development and integration of renewable energy in efforts to further develop synergistic opportunities with regional utilities.

“In addition to the important benefits to Cumberland employees and the local community in Greene County, the signing of this agreement to divest Cumberland provides a way for both Contura and Iron Senergy to advance our respective strategic goals,” said David Stetson, Contura’s chairman and chief executive officer. “This transaction allows Contura to nearly complete our move to a pure-play metallurgical company providing critical feedstock for steel production. Additionally, closing the transaction will meaningfully reduce our asset retirement obligations and collateralization requirements, allowing us to better focus our resources on the core mines in our portfolio and our strategy as solely a met producer.”

According to the terms of the transaction, Iron Senergy will acquire all of the equity of the following wholly-owned Contura subsidiaries upon closing: Emerald Contura, LLC; Cumberland Contura, LLC; Contura Coal Resources, LLC; Contura Pennsylvania Land, LLC; and Contura Pennsylvania Terminal, LLC (together, the Pennsylvania Entities). Upon closing, Iron Senergy will post replacement reclamation bonds for the Pennsylvania Entities and assume their UMWA collective bargaining agreements. Also, upon closing, Contura will provide $20 million in cash consideration to Iron Senergy and will transfer $30 million in existing cash collateral to Iron Senergy’s surety provider as collateral for Iron Senergy’s replacement reclamation bonds.

Iron Senergy will assume all reclamation obligations associated with the Pennsylvania Entities, estimated to be approximately $169 million of undiscounted future cash outflows, which will release Contura from these obligations upon closing of the transaction.

The transaction is subject to a number of conditions to closing, and therefore, there can be no assurances that closing will occur when anticipated, or at all. The parties are working diligently to address all of these conditions.

ABOUT CONTURA ENERGY

Contura Energy (NYSE: CTRA) is a Tennessee-based coal supplier with affiliate mining operations across major coal basins in Pennsylvania, Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Contura Energy reliably supplies metallurgical coal to produce steel. For more information, visit www.conturaenergy.com.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements. These forward-looking statements are based on Contura's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Contura’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Contura to predict these events or how they may affect Contura. Except as required by law, Contura has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

INVESTOR CONTACT
investorrelations@conturaenergy.com

Alex Rotonen, CFA
423.956.6882

MEDIA CONTACT
corporatecommunications@conturaenergy.com

Emily O’Quinn
423.573.0369

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